EXHIBIT 23
                                                        ----------

                         Accountants' Consent
                         --------------------

To Board of Directors

We consent to the incorporation by reference in Registration Statement No.'s 2-79663, 33-12513, 33-18877, 33-22106, 33-44236, 33-53968, 33-49785, 33-49849,
33-51071, 33-51735, 33-54811, 33-58563 and 333-10797 on Form S-8, No. 33-59323
on Form S-3 and No. 33-64707 on Form S-4 of Union Pacific Corporation of our report dated January 26, 1996 with respect to the consolidated balance sheets of Southern Pacific Rail Corporation and Subsidiary Companies as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form 8-K of Union Pacific Corporation dated September 11, 1996, to which appearance we also consent.


As discussed in Note 12 to the financial statements, effective January 1, 1993 the Company changed its method of accounting for post-retirement benefits other than pensions.


/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
San Francisco, California

September 13, 1996